UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-46705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

November 7, 2008

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

N/A
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 5, 2008, the Company filed a Current Report on Form 8-K with regard to the dismissal of its prior auditor and the engagement of Kabani & Co. as its new auditor. At the time of filing, the Company had not received conformation from its prior auditor that it agreed with the disclosure as required by Regulation S-K Item 304(a)(3). On November 5, 2008, the Company received conformation from its prior auditor that it agreed with the Company’s disclosure. This Current Report on Form 8-K/A is being filed in order to provide the letter submitted by the Company’s prior auditor as required by Regulation S-K Item 304(a)(3).

This Amendment to the Current Report on Form 8-K/A also includes Exhibit 99.3, Press Release issued by the Company on November 5, 2008, that inadvertently was omitted from the original filing.

Except as described above, no other changes have been made to the originally filed Form 8-K.

Item 4.01    Changes in Registrant’s Certified Accountant

The information in this section updates and amends the information provided in Item 4.01 in the Form 8-K filed on November 5, 2008.

The Company has requested that Mr. Kinross-Kennedy furnish it with a letter addressed to the SEC stating whether it agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by Mr. Kinross-Kennedy in response to this request, dated November 5, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 - Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(c)    Exhibits

Exhibit	Description

16.1	Letter dated November 5, 2008 to the Securities and Exchange Commission from John Kinross-Kennedy, C.P.A.

99.3	Press Release dated November 5, 2008

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: November 7, 2008	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer, Chief Executive Officer